EXHIBIT 11


                         HI-RISE RECYCLING SYSTEMS, INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE

          FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND MARCH 31, 1999





                                               THREE MONTHS      THREE MONTHS
                                                   ENDED             ENDED
                                              MARCH 31, 1998    MARCH 31, 1999
                                              --------------    --------------
BASIC CALCULATION:

Net income (loss)                               $    387,563     $    976,466
Dividend Requirement on Preferred Stock         $    (57,851)    $    (59,088)
                                                ------------     ------------

Net Income for EPS Calculation                  $    329,712     $    917,378
                                                ============     ============

Weighted average shares outstanding                7,326,936       11,901,152

Basic income (loss) per shares                  $       0.05     $       0.08
                                                ============     ============

DILUTED CALCULATION:

Net income (loss)                               $    387,563     $    976,466

Dividend Requirement on Preferred Stock              (50,000)              --
                                                ------------     ------------

Net Income                                           337,563          976,466
                                                ============     ============

Weighted average shares outstanding                7,326,936       11,901,152

Diluted effect of common stock equivalents         1,122,032        2,533,928
                                                ------------     ------------
Diluted weighted average shares outstanding
         and common stock equivalents              8,448,968       14,435,080
                                                ============     ============
Diluted income (loss) per shares                $       0.04     $       0.07
                                                ============     ============